Exhibit 10.14

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of November 20, 2017, is entered into by and among AGRIBOTIX, LLC, a Colorado limited liability company (the “Agribotix”), and AGEAGLE AERIAL SYSTEMS INC., a Nevada corporation (“AgEagle”). Each of Agribotix and AgEagle is referred to herein as a “Party” and together as the “Parties.”

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Agribotix and AgEagle are entering into a reseller agreement (the “AgEagle Agreement”) pursuant to which Agribotix has agreed to grant AgEagle a non-exclusive license to sell subscriptions for Agribotix Products in the Territory (as such terms are defined in the AgEagle Agreement); and AgEagle and Agribotix are entering into a dealer agreement (“Agribotix Agreement”) pursuant to which AgEagle has agreed to grant Agribotix a non-exclusive right to sell AgEagle Products.

WHEREAS, the Parties believe it is their mutual interests to support the commercial relationship contemplated by the AgEagle Agreement through the exchange of securities on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties, intending to be legally bound, agree as follows:

1.       Exchange.

(a) The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Cohen & Grigsby, P.C., 625 Liberty Avenue, Pittsburgh, PA 15222 immediately prior (and in all events subject) to the closing of the Merger. As used herein, “Merger” means the Merger as such term is defined in that certain Agreement and Plan or Merger, dated as of October 19, 2017, by and among EnerJex Resources, Inc., a Nevada corporation (“EnerJex”), AgEagle Merger Sub, Inc., a Nevada corporation, AgEagle and Bret Chilcott.

(b) At the Closing, in exchange for and against delivery by Agribotix of Agribotix Units (defined below), AgEagle shall issue to Agribotix that number of shares of its common stock which shall be converted pursuant to the Merger into the number of shares of EnerJex Common Stock, par value $.0001 per share, that is equal to the quotient obtained by dividing ONE MILLION UNITED STATES DOLLARS ($1,000,000) by the closing price of EnerJex Common Stock on the date immediately prior to closing of the Merger, with any fractional share rounded up to the nearest whole share of AgEagle common stock (the “AgEagle Common Shares”).

(c) Subject to Section 1(d), at the Closing, in exchange for and against delivery by AgEagle of the AgEagle Common Shares, Agribotix shall issue and deliver to AgEagle the number of units (“Agribotix Units”) which represent twenty percent (20%) of the total units of Agribotix outstanding on a fully diluted basis immediately following such issuance.

(d) In lieu of issuing Agribotix Units pursuant to Section 1(c), and at Agribotix’s sole option and discretion, Agribotix may offer to each of its Members (as defined below) the opportunity to sell to AgEagle twenty percent (20%) of the number of Agribotix Units owned by each such Member immediately prior to the Closing; provided that such Members may sell Agribotix Units to AgEagle in such other amounts as they may mutually agree so long as the total number of units sold and delivered to AgEagle at the Closing equals twenty percent (20%) of the total number of units of Agribotix outstanding on a fully diluted basis immediately prior to the Closing (“Member Units”). If the Members sell and deliver the Member Units to AgEagle pursuant to this Section 1(d), AgEagle shall deliver the AgEagle Common Shares to the Members pro rata based on the number of Member Units sold and delivered to AgEagle by each Member against delivery to AgEagle of the Member Units owned by each such Member. The Member Units shall be accompanied by stock powers endorsed to AgEagle that include unqualified representations and warranties with respect to such Member’s ownership of the Member Units free and clear of liens and other customary representations and warranties.

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3.       Representations and Warranties of Agribotix. Agribotix hereby represents and warrants to AgEagle as follows:

(a) Authorization and Validity of this Agreement. Agribotix has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Agribotix of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by the Board of Managers, and no other action on the part of Agribotix or the Members is necessary to authorize the execution, delivery and performance by Agribotix of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Agribotix and, assuming that this Agreement constitutes a valid and binding obligation of the AgEagle hereto, this Agreement constitutes a valid and binding obligation of Agribotix, enforceable against it in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Agribotix is acquiring the AgEagle Common Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Agribotix has no present intention of selling, granting any participation in, or otherwise distributing the same. Agribotix has such knowledge, skill and experience in business, financial and investment matters so that Agribotix is capable of evaluating the merits and risks of an investment in the AgEagle Common Shares and, to the extent that Agribotix has deemed it appropriate to do so, Agribotix has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in the AgEagle Common Shares. Agribotix is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(b) Capitalization. The total number of (“Units”) of Agribotix that are outstanding on the date hereof is set forth in Schedule 3(b), all of which have been duly authorized and were validly issued and are fully paid, non-assessable, free of preemptive rights and free and clear of all liens, other than those arising under applicable securities laws. The Units are owned beneficially and of record by the members (the “Members”) as set forth in Schedule 3(b) hereto. Except as stated on Schedule 3(b), there are no outstanding (i) options, warrants, agreements or other rights for the acquisition of the equity securities of Agribotix, (ii) securities or other obligations of Agribotix which are exercisable, convertible into or exchangeable for such equity securities or (iii) options, sale agreements, equity holder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments which are binding on Agribotix or the Members and which relate to the ownership, issuance, voting or transfer of any of the Units. Agribotix Units issuable to AgEagle pursuant to Section 1.3(b) have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will represent twenty percent (20%) of Agribotix’s fully diluted capitalization and be validly issued, fully paid, non-assessable and free of preemptive rights.

4.       Representations and Warranties of AgEagle. AgEagle hereto hereby represents and warrants to Agribotix as follows:

(a) Authorization and Validity of this Agreement. AgEagle has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by AgEagle of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors, and no other action on the part of AgEagle is necessary to authorize the execution, delivery and performance by AgEagle of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AgEagle and, assuming that this Agreement constitutes a valid and binding obligation of Agribotix hereto, this Agreement constitutes a valid and binding obligation of AgEagle, enforceable against it in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. AgEagle is acquiring Agribotix Units for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and AgEagle has no present intention of selling, granting any participation in, or otherwise distributing the same. AgEagle has such knowledge, skill and experience in business, financial and investment matters so that AgEagle is capable of evaluating the merits and risks of an investment in Agribotix Units and, to the extent that AgEagle has deemed it appropriate to do so, AgEagle has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Agribotix Units. AgEagle is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(b) AgEagle Common Shares. The AgEagle Common Shares issuable to Agribotix or the Members pursuant to Section 1.3(c) or (d), as the case may be, have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable and free of preemptive rights.

5.       Covenants. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, each Party shall furnish to the other Party and its representatives (i) reasonable access during normal business hours to the properties, books and records and personnel of such Party and (ii) all such information concerning such Party as any of them may reasonably request, provided however, that neither Party shall be obligated to provide, or cause to be provided, such access or information to the extent that such Party determines, in its reasonable, good faith judgment (after consultation with counsel), that doing so would violate applicable laws or jeopardize the protection of an attorney-client privilege.

6.       Conditions. The obligation of each Party to proceed with the Closing shall be subject to the consummation of the Merger. In addition, the obligation of AgEagle to proceed with the Closing shall be subject to AgEagle’s completion of a due diligence investigation of Agribotix and Agribotix Products satisfactory to AgEagle in its sole discretion and the obligation of Agribotix to proceed with the Closing shall be subject to Agribotix’s completion of a due diligence investigation of AgEagle and AgEagle Products satisfactory to Agribotix in its sole discretion.

7.       Termination. This Agreement shall terminate automatically without the need for further action by either of the Parties if the Merger Agreement terminates or is terminated pursuant to its terms and the Merger does not become effective on or before February 28, 2018. AgEagle may terminate this Agreement at any time before the consummation of the Merger if AgEagle is not satisfied with the results of its due diligence investigation of Agribotix and Agribotix Products. Upon termination under this section, this Agreement shall forthwith become null and void and have no effect, and neither Party will have any further obligations or liabilities hereunder.

8.       Miscellaneous.

(a) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

(b) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); or (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested). Such communications must be sent to the respective parties at the addresses specified in the AgEagle Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section).

(c) Entire Understanding; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, among the Parties with respect to the subject matter hereof. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the parties hereto or their respective successors, any rights or remedies hereunder.

(d) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party, and any purported assignment in violation hereof shall be null and void. The Merger shall not constitute an assignment of this Agreement.

(e) Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be entirely performed within such State.

(g) Specific Performance. Notwithstanding anything in this Agreement to the contrary, money damages would not be an adequate remedy at law if a Party fails to perform in any material respect any of its obligations hereunder and accordingly each Party agrees that in addition to any other remedy to which it may be entitled at law or in equity each Party shall be entitled to seek to compel specific performance of the obligations of the other Party, as applicable, under this Agreement, without the posting of any bond or proof of any actual damages, in accordance with the terms and conditions of this Agreement, and if any action should be brought in equity to enforce any of the provisions of this Agreement, no Party shall raise the defense that there is an adequate remedy at law.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all such counterparts will constitute but one instrument. Delivery by one or more Parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original of a manually signed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(i) Amendments and Waivers. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party hereto, or in the case of a waiver, by the Party against whom waiver is to be effective. Any agreement on the part of either Party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

AGRIBOTIX, LLC

By: _____________________________________

Name:

Title:

AGEAGLE AERIAL SYSTEMS INC.

By: _____________________________________

Name:

Title: